Digital Courier Technologies, Inc.

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JANUARY 12, 2000

           This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Mitchell L. Edwards and Michael D. Bard, or either of them, each with full power of substitution, as proxies, attorneys and agents of the undersigned, to attend the Annual Meeting of Stockholders of Digital Courier Technologies, Inc., at the offices of the Company, 1499 Gulf to Bay Boulevard, Clearwater, Florida, on January 12, 2000 at 10:00 am Eastern Time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

1. Election of Directors: James D. Egide; Kenneth W. Woolley; Don Marshall; Glen Hartman; Thomas Tesmer; David Hicks; Kenneth Nagel
         INSTRUCTIONS: To withhold authority to vote for any individual nominee, place the "X" through that individual's name above.

2.       To approve the Company's Second  Amended and Restated   Incentive Plan:
                  _For    _Against   _ Abstain

3.       To  approve  an  amendment  to  the  Company's   Amended  and  Restated
         Certificate of Incorporation to effect a change in the name of the Company to Digital Commerce Technologies, Inc.:
                  _ For    _Against   _ Abstain

4. To ratify the appointment of Arthur Anderson LLP as the Company's independent public accountants for the year ending June 30, 2000:
                  _ For    _Against   _ Abstain

5. In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment or postponement thereof.
                  _ For    _Against   _ Abstain


    The Board of Directors recommends a vote FOR each of the above proposals.


THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE SENEN NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3 AND 4.

Date:
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Signature

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Signature, if held jointly.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, as administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.